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                                                                     Exhibit 2.5



                          IRREVOCABLE LETTER OF CREDIT

                         BANQUE PARIBAS, CHICAGO BRANCH


                                  No. 21388/96


                                 March 13, 1996

PNC Bank, Ohio, N.A.
  as Escrow Agent and beneficiary
  under the Escrow Agreement dated
  March 13, 1996 among the Escrow
  Agent, Jacor Communications, Inc.
  and Citicasters Inc.

201 East Fifth Street
Corporate Trust Department
Third Floor
Cincinnati, OH 45202


Ladies and Gentlemen:

          At the request and on the instructions of our customer, Jacor Communications, Inc. (the "Company"), Banque Paribas, acting through its Chicago Branch (the "Bank") hereby establishes (subject to the limitations as hereinafter set forth) in your favor, as Escrow Agent under the Escrow Agreement referred to above (the "Escrow Agreement"), our irrevocable letter of credit No. 21388/96 (the "Letter of Credit"), in the amount of U.S. $75,000,000 (the "Letter of Credit Amount"), effective immediately and expiring at the close of business at the Chicago office of the Bank on June 3, 1997 (the "Stated Termination Date") unless earlier terminated as set forth herein.

          We hereby irrevocably authorize you to draw on us by presentation, in accordance with the terms and conditions hereunder set forth, of this original Letter of Credit together with your single demand for payment in
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the form of Annex A hereto (the "demand for payment") on your letterhead with all blanks appropriately filled in and alternatives designated and signed by your duly authorized officer, an aggregate amount not to exceed the Letter of Credit Amount. Your right to draw funds hereunder shall terminate on the earlier of (i) the Stated Termination Date or (ii) seven business days after your receipt of written notice from us of the occurrence of an Event of Default under the Letter of Credit and Reimbursement Agreement, dated as of March 13, 1996, between the Company and us or (iii) our honoring of the single demand for payment, such earliest date being the "Expiration Date".

          Subject to the foregoing and further provisions of this Letter of Credit, funds under this Letter of Credit are available to you against your presentation of this original Letter of Credit together with your demand for payment which shall be made by hand delivery at the Chicago office of the Bank located at 227 West Monroe Street, Suite 3300, Chicago, Illinois 60606, Attn:
Letter of Credit Department, or at such other place which may be designated by the Bank by written notice delivered to you.

          We hereby engage with you that to the extent of our liability as provided herein, the single demand for payment made under and in compliance with the terms of this Letter of Credit will be duly honored by us upon delivery of this original Letter of Credit together with your demand for payment as specified at the Bank's office not later than the Expiration Date. If such demand for payment is made hereunder at or prior to 12:00 noon, Chicago time, on a business day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made of the amount specified in immediately available funds, no later than 1:00 p.m., Chicago time, on the next succeeding business day. If such demand for payment is received after 12:00 noon Chicago time, such demand for payment shall be deemed to have been received at the opening of business at the Chicago office of the Bank on the next succeeding business day. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the demand for payment was not effect-

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ed in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will upon your instructions hold any documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such nonconforming demand for payment to the extent that you are entitled to do so; provided, however, that so long as such nonconforming demand for payment was presented at the Bank's Chicago office not later than the Expiration Date, you shall have up to two (2) business days after the Expiration Date to correct such nonconforming demand for payment.

          Payment under this Letter of Credit shall be made by us by wire transfer of immediately available funds, to PNC Bank, Ohio, N.A., A.B.A. No. 042-000-398, Acct. No. 105-1395, Ref: Jacor Communications, Attn: Jack Hannah, Corporate Trust Department, Telephone: (513) 651-8385, Facsimile: (513) 651-7901. Such account may be changed only by presentation to the Bank of a letter specifying a different account with the Escrow Agent and executed by the Escrow Agent. As used in this Letter of Credit "business day" shall mean any day on which banks generally located in Chicago, Illinois and in the jurisdiction in which the principal office of the Escrow Agent is located are not required or authorized by law to remain closed.

          Only the Escrow Agent may make a demand for payment under this Letter of Credit. Upon payment as provided herein of the amount specified in the demand for payment, we shall be fully discharged of our obligation under this Letter of Credit and this Letter of Credit shall be retained by us for cancellation.

          The demand for payment hereunder shall not exceed the Letter of Credit Amount.

          This Letter of Credit shall be governed by and shall be deemed a contract under and shall be construed in accordance with the laws of the State of Illinois, including, without limitation, Article 5 of the Uniform Commercial Code as in effect in the State of Illinois. Unless otherwise specified herein, communications with respect to this Letter of Credit shall be in writing on your letterhead and shall be directed to the Bank at 227

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West Monroe Street, Suite 3300, Chicago, Illinois  60606, Attn: Letter of Credit
Department, specifically referring thereon to this Letter of Credit by number.

          You may transfer your rights under this Letter of Credit in their entirety (but not in part) to any transferee who has succeeded to you as Escrow Agent under the Escrow Agreement and such transferred rights may be successively transferred. Transfer of your rights under this Letter of Credit to any such transferee shall be effected upon the presentation to the Bank of this Letter of Credit accompanied by a transfer letter in the form attached hereto as Annex B. Upon such transfer, at the option of the Bank, this Letter of Credit shall be returned and amended to reflect the new transferee.

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          This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Escrow Agreement), except only the certificates and letters referred to herein; and no such reference shall be deemed to incorporate herein by reference any document, instrument or agreement.

                         Very truly yours,


                         BANQUE PARIBAS, CHICAGO BRANCH


                         By: /s/ Steven M. Heinen
                            -----------------------------
                         Name: Steven M. Heinen
                         Title: Vice President

                         By: /s/ Peter Toal
                            -----------------------------
                         Name: Peter Toal
                         Title: Regional General Manager





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

                                   ANNEX A TO

                          IRREVOCABLE LETTER OF CREDIT

                                 BANQUE PARIBAS
                                  NO. 21388/96



                          [LETTERHEAD OF ESCROW AGENT]



                                     [DATE]


Banque Paribas, Chicago Branch
227 West Monroe Street
Suite 3300
Chicago, Illinois  60606

Attention:  Letter of Credit Department

          Re:  Certificate and Demand for Payment
               ----------------------------------


Ladies Gentlemen:

          PNC Bank, Ohio, N.A. (the "Escrow Agent") hereby certifies to Banque Paribas, Chicago Branch, with reference to the Irrevocable Letter of Credit No. 21388/96 issued by the Bank, dated March 13, 1996 (the "Letter of Credit"; unless otherwise specified, capitalized terms contained herein are used as defined or otherwise referenced in the Letter of Credit), that:

          1. The Escrow Agent is the Escrow Agent or a successor escrow agent under the Escrow Agreement.

          2. The Escrow Agent is making a drawing under the Letter of Credit in the amount of $75,000,000.

                [Select one of the two alternate paragraph 3's]

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          3.  [The Escrow Agent has received written notice from Citicasters
Inc. that an Escrow-Surrender Event, as defined in the Escrow Agreement has occurred (a copy of which notice is attached hereto) and the drawing hereunder is required to be made pursuant to Section 4 of the Escrow Agreement.]

                               [or alternatively]

          [The Letter of Credit will expire or terminate pursuant to its terms on _________ and the drawing hereunder is required to be made pursuant to
Section 2 of the Escrow Agreement.]

          4. The amount hereby demanded does not exceed the Letter of Credit Amount.

          5. Upon honoring of the demand for payment made hereby, the Letter of Credit shall automatically terminate and no further amounts may be drawn thereunder.

          6. The proceeds of the drawing hereunder shall be applied by the Escrow Agent in accordance with the Escrow Agreement.

          7. In connection with honoring this drawing, the Bank shall retain the original Letter of Credit presented with this demand for payment for cancellation.

          IN WITNESS WHEREOF, the Escrow Agent has executed and delivered this Certificate by its duly authorized officer on the ___ day of __________, 19__.


                     PNC Bank, Ohio, N.A.,
                      as Escrow Agent



                     By____________________________

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                                   ANNEX B TO

                          IRREVOCABLE LETTER OF CREDIT

                                 BANQUE PARIBAS
                                  NO. 21388/96



                          [LETTERHEAD OF ESCROW AGENT]


                                     [DATE]



Banque Paribas, Chicago Branch
227 West Monroe Street
Suite 3300
Chicago, Illinois  60606

Attention:  Letter of Credit Department

          Re: Transfer of Irrevocable Letter of Credit No. 21388/96 dated March 13, 1996


Ladies and Gentlemen:

          For value received, the undersigned beneficiary hereby irrevocably transfers to:

                         -----------------------------
                              (Name of Transferee)


                         -----------------------------
                                   (Address)

as successor Escrow Agent under the Escrow Agreement (as defined in the above-referenced Letter of Credit) all rights of the undersigned beneficiary to draw under the above-referenced Letter of Credit in its entirety.

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          By this transfer, all rights of the undersigned beneficiary in such
Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions, or other amendments and whether now existing or hereafter made. All amendments are to be advised directly to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

          The original Letter of Credit (and any amendments thereto) is returned herewith, and we ask you to endorse the transfer on the reference thereof, and forward it directly to the transferee with your customary notice of transfer.

                         Very truly yours,

                                               _________________________,
                                                    as Escrow Agent



                                               By______________________________

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